UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported) :  April 5, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2006, the Board of Directors of Texas Eastern Products Pipeline Company, LLC (the “Company”) elected Jerry E. Thompson as President, Chief Executive Officer and a director of the Company, which is the general partner of TEPPCO Partners, L.P. (“TEPPCO”), effective April 11, 2006. Mr. Thompson, age 56, was previously chief operating officer of CITGO Petroleum Corporation (“CITGO”) from 2003 to March 2006, when he retired. Mr. Thompson joined CITGO in 1971 and advanced from a process engineer to positions of increasing responsibilities in the operations, supply and logistics, business development, planning and financial aspects of CITGO. He was elected vice president of CITGO’s refining business in 1987 and as its senior vice president in 1998. Mr. Thompson will serve as the principal executive officer of the Company.

Mr. Thompson will be an employee of EPCO, Inc. (“EPCO”), which indirectly owns all of the membership interests of the Company. In accordance with the terms of the Third Amended and Restated Administrative Services Agreement among EPCO, the Company and certain of their affiliates, the Company will reimburse EPCO for costs (including compensation) relating to services rendered by him to the Company.

In connection with his election as President and Chief Executive Officer of the Company, Mr. Thompson will receive an annual base salary of $450,000, and he shall receive a $500,000 signing bonus, which bonus is payable in January 2007. Mr. Thompson’s annual bonus for 2006 and 2007 will be at least 60% of his base salary for those years and will otherwise be discretionary. In addition, Mr. Thompson was issued 39,000 phantom units under the Company’s 1999 Phantom Unit Retention Plan. One-third of these phantom units will vest on April 11, 2007, one-third on April 11, 2008 and the remaining one-third on April 11, 2009 assuming Mr. Thompson’s continuing employment through the vesting period. The phantom units are entitled to cash distributions made on TEPPCO’s common units and, upon vesting, entitle the holder to a cash payment equal to the closing price of a TEPPCO common unit on the preceding day. Mr. Thompson will also be eligible to participate in the other long-term incentive compensation programs offered by TEPPCO and the Company.

Effective upon the election of Mr. Thompson, Leonard W. Mallett, acting Chief Executive Officer of the Company since March 6, 2006, will no longer serve in that capacity. Mr. Mallett will continue to serve as Senior Vice President, Operations of the Company.

A copy of the related press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits (furnished herewith):

Exhibit Number	Description
99.1	Press release issued April 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: April 11, 2006	By:	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer